KIRKLAND, RUSS, MURPHY & TAPP
CERTIFIED PUBLIC ACCOUNTANTS

Jack W. Kirkland, Jr.
Andrew J. Russ
Bruce H. Murphy
William G. Tapp
Paul C. Dunham
Steven W. Grove
Daniel J. Johnson
Cindy Alvear Mull
Laura Krueger Brock
Linda S. Harding

A Professional Association

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation into the post-effective Amendment No. 4 to the Form S-1 Registration Statement of Global Axcess Corp of our Report of Independent Registered Public Accounting Firm, dated March 2, 2009, relating to the consolidated financial statements of Global Axcess Corp and Subsidiaries for the three years ended December 31, 2008, 2007 and 2006. We also consent to the reference of our firm under the caption "Experts" in such Registration Statement.

Kirkland, Russ, Murphy & Tapp P.A.

Clearwater, Florida
April 21, 2009

13577 Feather Sound Drive, Suite 400, Clearwater, FL 33762-5539 ▪ Tel - 727.572.1400 – 813.879.1400 ▪ Fax - 727.571.1933 ▪ www.KRMTCPA.com